Exhibit 4.2
NORTEL NETWORKS LIMITED
as Issuer,
NORTEL NETWORKS CORPORATION
AND
NORTEL NETWORKS INC.
as Guarantors,
AND
THE BANK OF NEW YORK
as Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of May 1, 2007
to
Indenture Dated as of July 5, 2006

SECOND SUPPLEMENTAL INDENTURE dated as of May 1, 2007 (this “Second Supplemental Indenture”) to the Indenture dated as of July 5, 2006 among Nortel Networks Limited (together with any successors, “NNL” or the “Issuer”), a Canadian corporation having its principal place of business at 195 The West Mall, Toronto, Ontario, Canada M9C 5K1, Nortel Networks Corporation (together with any successors, “NNC”), a Canadian corporation having its principal place of business at 195 The West Mall, Toronto, Ontario, Canada M9C 5K1, and Nortel Networks Inc. (together with any successors, “NNI”), a Delaware corporation having its principal place of business at 4008 Chapel Hill — Nelson Highway, Research Triangle Park, North Carolina, U.S.A. 27709, and The Bank of New York (the “Trustee”), a New York corporation authorized to conduct a banking business, having its Corporate Trust Office at 101 Barclay Street 21W, New York, New York, U.S.A. 10286 (the “Original Indenture,” and as supplemented by the First Supplemental Indenture dated as of July 5, 2006 (the “First Supplemental Indenture”) among the Issuer, NNC, NNI and the Trustee and this Second Supplemental Indenture, the “Indenture”).
     WHEREAS, NNC, NNL, NNI and the Trustee have heretofore executed and delivered the Original Indenture and the First Supplemental Indenture;
     WHEREAS, Section 901(12) of the Original Indenture provides that NNC, NNL, NNI and the Trustee may enter into indentures supplemental to the Original Indenture to cure any ambiguity or to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein;
     WHEREAS, NNC, NNL and NNI have determined that clause (b) of the definition of Consolidated Fixed Charge Coverage Ratio in the Original Indenture is defective and inconsistent with the other provisions of such definition; and
WHEREAS, EACH OF NNC and NNL has changed the location of its principal place of business;
     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
SECTION 1.  Amendment.
     (a) The preamble of the Original Indenture is hereby amended by replacing each reference to “8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6” with “195 The West Mall, Toronto, Ontario, Canada M9C 5K1.”
     (b) Clause (b) of the definition of Consolidated Fixed Charge Coverage Ratio in the Original Indenture is hereby amended and restated in its entirety to read as follows: “(i) any asset sale during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date involving the sale of a Subsidiary or line of business by NNC or any of its Subsidiaries, in each case, that accounted for at least $150,000,000 of NNC’s consolidated revenue for the Four Quarter Period and (ii) any Asset Acquisition by NNC or any of its Subsidiaries during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date which would have accounted for at least $150,000,000 of NNC’s consolidated revenue for the

Four Quarter Period, in each case, so as to exclude or include, as the case may be, NNC’s good faith estimate of any Adjusted EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of such asset sale or Asset Acquisition, as if such asset sale or Asset Acquisition occurred on the first day of the Four Quarter Period.”
SECTION 2.  Counterparts.
     This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day, month and year first above written.

NORTEL NETWORKS LIMITED, as Issuer
By:	/s/ KATHARINE B. STEVENSON
	Name:	Katharine B. Stevenson
	Title:	Treasurer

By:	/s/ GORDON A. DAVIES
	Name:	Gordon A. Davies
	Title:	General Counsel – Corporate and Corporate Secretary

NORTEL NETWORKS CORPORATION, as Guarantor
By:	/s/ KATHARINE B. STEVENSON
	Name:	Katharine B. Stevenson
	Title:	Treasurer

By:	/s/ GORDON A. DAVIES
	Name:	Gordon A. Davies
	Title:	General Counsel – Corporate and Corporate Secretary

NORTEL NETWORKS INC., as Guarantor
By:	/s/ GORDON A. DAVIES
	Name:	Gordon A. Davies
	Title:	Assistant Secretary

THE BANK OF NEW YORK, as Trustee
By:	/s/ VANESSA MACK
	Name:	Vanessa Mack
	Title:	Vice President

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